                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (Nos. 33-71266, 33-71776, 33-72166, 33-86982, 333-03845,
333-42183, 333-53915, 333-53917, 333-50970, 333-67832, 333-97105 and 333-108494)
and on Form S-3 (No. 333-55512) of The J. Jill Group, Inc. of our report dated February 12, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 2004 relating to the Financial Statement Schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2004